Exhibit 99.1

PR NEWSWIRE

NORTH EUROPEAN OIL ROYALTY TRUST
ANNOUNCES THE RETIREMENT OF ITS MANAGING DIRECTOR AND APPOINTMENT OF INTERIM MANAGING DIRECTOR

Keene, N.H. January 16, 2026 -- Mr. John R. Van Kirk, the Managing Director of North European Oil Royalty Trust (the “Trust”) (NYSE: NRT), has advised the Trustees that he has decided to retire from his position of Managing Director of the Trust as of January 30, 2026.

The Trust’s Managing Trustee, Ms. Nancy J. Floyd Prue, will serve as the Trust’s interim Managing Director.  Ms. Floyd Prue has been a member of the Trust’s Board of Trustees since March 2018 and has served as the Trust’s Managing Trustee since March 2023.

In reporting Mr. Van Kirk’s retirement, Ms. Floyd Prue said, “The Trustees are grateful to Mr. Van Kirk for his more than 35 years of service to the Trust. We wish him the best in his retirement.”

For further information, contact Ms. Nancy J. Floyd Prue, Managing Trustee and Interim Managing Director, at (732) 741-4008, or via e-mail at njfprue@neort.com.  Website: www.neort.com.